UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2013

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY	11050
(Address of principal executive offices)	(Zip Code)

(516) 484-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2013, Pall Corporation (the “Registrant”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders voted on the three proposals detailed in the Registrant’s 2013 Proxy Statement filed with the Securities and Exchange Commission on October 30, 2013 and cast their votes as follows:

Proposal 1. Election of 11 members to the Board of Directors for a term expiring at the 2014 Annual Meeting of Shareholders.

				Broker
Director Nominee	For	Against	Abstained	Non-Votes
Amy E. Alving	92,316,489	383,910	323,655	6,058,982
Robert B. Coutts	92,446,698	253,077	324,279	6,058,982
Mark E. Goldstein	92,296,594	403,312	324,148	6,058,982
Cheryl W. Grisé	92,302,487	398,212	323,355	6,058,982
Ronald L. Hoffman	92,424,052	276,264	323,738	6,058,982
Lawrence D. Kingsley	90,729,279	1,838,797	455,978	6,058,982
Dennis N. Longstreet	92,457,631	242,222	324,201	6,058,982
B. Craig Owens	92,308,554	390,803	324,697	6,058,982
Katharine L. Plourde	91,785,596	914,824	323,634	6,058,982
Edward Travaglianti	91,878,261	822,086	323,707	6,058,982
Bret W. Wise	92,462,464	237,288	324,302	6,058,982

Proposal 2. Ratification of appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for fiscal year 2014.

For	Against	Abstained	Broker Non-Votes
98,176,614	813,134	93,288	---

Proposal 3. Approval, on an advisory basis, of the compensation of the Registrant’s named executive officers.

For	Against	Abstained	Broker Non-Votes
89,106,536	3,511,144	406,374	6,058,982

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

/s/ Roya Behnia
December 12, 2013	Roya Behnia
Senior Vice President, General Counsel
and Corporate Secretary